Exhibit 10.4 AMENDED AND RESTATED SEPARATION BENEFITS AGREEMENT This SEPARATION BENEFITS AGREEMENT (this “Agreement”), dated as of June 10, 2025, is by and between Lisata Therapeutics Inc. (the “Company”) and Tariq Imam (“Executive”). WITNESSETH WHEREAS, the Company and Executive previously entered into the Prior Agreements (as defined in Section 1(f) below); and WHEREAS the Company desires to enter in an agreement setting forth the mutual understandings and agreements reached between the Company and Executive with respect to Executive’s benefits upon a separation of employment with the Company, as set forth herein. NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows: Section 1. Definitions. As used herein the following terms shall have the following meanings: (a) “Cause” shall mean that Executive has: (i) committed gross negligence in connection with Executive’s duties or otherwise with respect to the business and affairs of the Company, its subsidiaries and/or its other affiliates; (ii) committed fraud in connection with Executive’s duties or otherwise with respect to the business and affairs of the Company, its subsidiaries and/or its other affiliates; (iii) engaged in personal dishonesty, willful misconduct, willful violation of any law, or breach of fiduciary duty, in each instance, with respect to the business and affairs of the Company, its subsidiaries and/or its other affiliates; (iv) been indicted for, or has been found by a court of competent jurisdiction to have committed or pled guilty to, (A) a felony (or state law equivalent) or (B) any other serious crime involving moral turpitude or that has (or is reasonably likely to have) a material adverse effect either on (x) Executive’s ability to perform Executive’s duties for the Company or (y) the reputation and goodwill of the Company, regardless of whether or not such other crime is related or unrelated to the business of the Company, its subsidiaries or other affiliates; (v) shown chronic use of alcohol, drugs or other similar substances that materially affects Executive’s work performance; (vi) breached Executive’s obligations under any written agreement between Executive and the Company related to confidentiality, non-competition, non-solicitation or the assignment of intellectual property; (vii) failed to materially perform Executive’s duties or to follow the lawful directives of the Company; provided, that, if such failure described in this clause (vii) is susceptible to cure (as determined in the reasonable discretion of the Company’s Board of Directors (the “Board”)), Executive shall have thirty (30) days after notice from the Company to cure such failure; or (viii) materially violated the Company’s written code of conduct or other written or established policies and/or procedures in place from time to time; provided, that, if such violation described in this clause (viii) is susceptible to cure (as determined in the reasonable discretion of the Board), Executive shall have thirty (30) days after notice from the Company to cure such violation. Any notice to Executive under this Section 1(b) shall be in writing and shall specify in reasonable detail Executive’s acts or omissions that the Company alleges constitute “Cause.” (b) “Change in Control” shall mean a transaction or a series of related transactions in which: (i) all or substantially all of the assets of the Company are transferred to any “person” or “group” (as such terms are defined in Section 13(d)(3) and 14(d)(2) of the Exchange Act), other than the sale of all or substantially all of the assets of the Company to a person or group who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of such sale; (ii) any person or group becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the Company’s outstanding equity representing more than thirty percent (30%) of the total voting power of the Company’s then-outstanding equity; (iii) the Company undergoes a merger, reorganization or other consolidation in which the holders of the outstanding equity of the Company immediately prior to such merger, reorganization or consolidation own less than fifty percent (50%) of the surviving entity’s voting power immediately after the transaction; (iv) the date a majority of the members of the Company’s incumbent Board is replaced during any twelve (12) month period by members whose appointment or election is not endorsed by a majority to the Company’s incumbent Board before the date of the appointment or election, or (v) the approval by the shareholders of the Company of any plan of complete liquidation of the Company, provided further that the Change in Control meets all of the requirements of a “change in the ownership of a corporation” within the meaning of Treasury Regulation §1.409A-3(i)(5)(v), a “change in the effective ownership of a corporation” within the meaning of Treasury Regulation §1.409A-3(i)(5)(vi), or “a change in the ownership of a substantial portion of the corporation’s assets” within in the meaning of Treasury Regulation §1.409A-3(i)(5)(vii). (c) “Disability” shall mean that Executive has been unable to perform Executive’s duties to the Company on account of physical or mental illness or incapacity for a period of ninety (90) consecutive calendar days, or one hundred twenty (120) calendar days (whether or not consecutive) during any three hundred sixty five- (365-) day period, as a result of a condition that is treated as a total or permanent disability under the long-term insurance policy of the Company that covers Executive. (d) “Good Reason” shall mean (i) a material reduction in Executive’s base salary; (ii) Executive’s position, duties, responsibilities, or authority have been materially reduced or Executive has been repeatedly assigned duties that are materially inconsistent with Executive’s duties, in each case, without Executive’s consent; or (iii) the requirement that Executive relocate Executive’s primary place of employment more than fifty (50) miles from Executive’s current place of employment (unless such location is closer to Executive’s primary residence). “Good Reason” shall not be deemed to exist, however, unless (x) Executive has given written notice to the Company specifying in reasonable detail the Company’s acts or omissions that Executive alleges constitutes “Good Reason” within sixty (60) days after the first occurrence of such circumstances and the Company shall have failed to cure any such act or omission within sixty (60) days of receipt of such written notice, and (y) Executive actually terminates Executive’s employment within one hundred eighty (180) days following the initial occurrence of the condition Executive considers to be “Good Reason.” If Executive fails to provide this notice and cure period prior to Executive’s resignation or resigns more than one hundred eighty (180) days after the initial existence of the condition, Executive’s resignation will not be deemed to be for “Good Reason.” (e) “Prior Agreements” shall mean the Change in Control Letter Agreement between Executive and Caladrius Biosciences (the Company’s predecessor) dated as of March 25, 2022 and the Non-Change in Control (CIC)* Separation Pay Agreement between the Company and Executive, dated as of December 24, 2025. Section 2. Separation Benefits. If the Company terminates Executive’s employment without Cause (other than by reason of Executive’s death or Disability) or Executive terminates Executive’s employment for Good Reason at any time prior to the effective date of a Change in Control, subject to Executive’s execution of the Release (as defined in Section 4 below), the Company will: (a) Pay the Executive a lump-sum amount, within thirty (30) days following the date the termination of Executive’s employment becomes effective (the “Termination Date”) (or earlier if required by law), equal to the sum of (i) his earned but unpaid Base Salary through (ii) any bonus amount earned and vested but not paid for periods ending on or prior to the Termination Date, (iii) any accrued and unused Paid Time Off (“PTO”) per the PTO Policy, (iv) any unreimbursed business expenses or other amounts due to the Executive from the Company as of the Termination Date, and (v) all other payments and benefits to which the Executive then may be entitled under the terms of any applicable compensation arrangement or benefit, equity or perquisite plan or program or grant, including but not limited to any applicable insurance benefits; (b) Continue to pay Executive’s current base salary for a period beginning on the Termination Date and ending on the twelve (12) month anniversary of the Termination Date (the “Severance Period”), commencing on the next payroll period following the effective date of the Release (subject to Executive’s rights set forth in Section 4 below); (c) Pay Executive a lump amount equal to 100% of Executive’s then annual target bonus on the next payroll period following the effective date of the Release; (d) If Executive then participates in the Company’s medical and/or dental plans and Executive timely elects to continue and maintain group health plan coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimburse Executive monthly for the duration of the Severance Period, the cost of such coverage for the Severance Period, which payments will be equal to the amount of the monthly premium for such coverage (the “COBRA Assistance”); provided, however, if the Company is unable to provide the COBRA Assistance without incurring tax penalties or violating applicable nondiscrimination requirements or the Company terminates the health plans in which Executive is participating and no other health plan is required to provide the COBRA Assistance to Executive, then in lieu of the forgoing benefit, the Company will pay Executive a lump sum cash payment equal to the aggregate cost of the remaining Severance Period for which benefits were to be reimbursed, less any required withholdings within ten (10) business days after Executive’s participation in the health plan terminates; and

(e) extend the exercise date of any vested options to the earlier of the one-year anniversary of the Termination Date and the original expiration date of the options (the foregoing (b) through (e), the “Separation Benefits”). Section 3. Additional Change in Control Separation Benefits. If the Company terminates Executive's employment without Cause (other than by reason of death or Disability) or the Executive voluntarily terminates his employment for Good Reason during the period commencing on the effective date of a Change in Control and ending on the second anniversary of the effective date of a Change in Control, in addition to the Separation Benefits set forth in Section 2, the Company will fully vest as of the Termination Date all outstanding unvested equity awards, including options granted to the Executive. Section 4. Payment; Release. (a) Notwithstanding anything in Section 2 to the contrary, and subject to Section 5 below, prior to the date the first payment is made under Section 2, Executive may elect to receive a portion of the aggregate amount to which Executive is eligible to receive under Section 2(b) equal to (a) the product of the compensation limit under Section 401(a)(17), and (b) two (2), in a lump sum payment on the next payroll period following the Termination Date. For the avoidance of doubt, any payment made pursuant to this Section 3 shall be considered a right to receive a series of separate payments (the “First Separation Benefit Plan”), and Executive shall continue to be eligible to receive any amounts pursuant to Section 2(b) in accordance with the terms of Section 2(b), less any amounts paid under the First Separation Benefit Plan. (b) Executive’s right to the payments and benefits described in Section 2 and Section 3 is conditioned upon Executive’s executing and not revoking a valid separation and general release agreement in a form provided by the Company (the “Release”), and provided such release becomes effective and irrevocable within sixty (60) days following termination or such shorter time period set forth therein, releasing the Company, its subsidiaries, other affiliates and shareholders from any and all liability. Any payments or benefits due for the period after termination and before the Release becomes effective shall be paid with the first payment after the Release becomes effective. Notwithstanding any other provision herein, if the period during which Executive has discretion to execute or revoke the Release straddles two (2) calendar years, the Company shall make payments conditioned on the Release no earlier than January 1st of the second (2nd) calendar year, regardless of the year in which the Release becomes effective. Section 5. Interpretation. The Board will determine in its reasonable discretion whether a termination of Executive’s employment would entitle Executive to the severance benefits set forth in Sections 2 and 3. If the Company consummates a Change in Control, the members of the Board as constituted immediately prior to the closing of a Change in Control (the “Incumbent Board”) shall retain authority to make the forgoing determinations concerning the termination of Executive’s employment until the second (2nd) anniversary of the closing date of the Change in Control regardless of whether the Company’s Board is reconstituted in connection with the Change in Control. Following a Change in Control, the Incumbent Board may delegate its authority under this Section 5 to a qualified independent third party, such as a retired judge selected by the head of the American Arbitration Association in Manhattan, an independent compensation consultant or a law firm

Section 6. Section 409A. (a) It is intended that each installment of the payments and benefits provided under Sections 2 and 3 of this Agreement shall be treated as a separate “payment” for purposes of Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”). (b) Notwithstanding anything contained herein to the contrary, the Executive shall not be considered to have terminated employment with the Company for purposes of Section 6 and 7 of this Agreement unless he would be considered to have incurred a “separation from service” from the Company within the meaning of Treasury Regulation §1.409A-1(h)(1)(ii). (c) The severance payments set forth in Section 2(b) of this Agreement are intended to comply with the involuntary separation pay plan exception to Section 409A set forth in Treas. Reg. §1.409A-1(b)(9)(iii) to the extent that the payments due under Section 2(b) are in the aggregate less than the lesser of two times the lesser of (i) the sum of the Executive’s annualized compensation based upon the annual rate of pay for services provided to the Company for the taxable year of the Company preceding the taxable year in which the Termination Date occurs (adjusted for any increase during that year that was expected to continue indefinitely if Executive had not separated from service) and (ii) the applicable compensation limit under Section 401(a)(17) of the Code for the year in which the Termination Date occurs shall be in accordance with as an involuntary separation plan. (d) The payment set forth in Section 2(c) of this Agreement is intended to comply with the short-term deferral exception to Section 409A of the Code set forth in Treas. Reg. §1.409A-1(b)(4). (e) All references in this Agreement to Executive’s termination of employment shall mean Executive’s “separation from service” within the meaning of Section 409A of the Code and Treas. Reg. §1.409A-1(h). (f) Executive acknowledges and agrees that notwithstanding any provision of this Agreement, the Company and its affiliates are not providing Executive with any tax advice with respect to Section 409A of the Code or otherwise and are not making any guarantees or other assurances of any kind to Executive with respect to the tax consequences or treatment of any amounts paid or payable to Executive under this Agreement. (g) Notwithstanding anything to the contrary contained herein, if necessary to comply with the restriction in Section 409A(a)(2)(B) of the Internal Revenue Code of 1986, as amended (the “Code”) concerning payments to “specified Executives,” any payment on account of the Executive’s separation from service that would otherwise be due hereunder within six (6) months after such separation shall nonetheless be delayed until the first business day of the seventh month following the Executive’s date of termination and the first such payment shall include the cumulative amount of any payments that would have been paid prior to such date if not for such restriction, together with interest on such cumulative amount during the period of such restriction at a rate, per annum, equal to the applicable federal short-term rate (compounded monthly) in effect under Section 1274(d) of the Code on the date of termination. If the Executive dies during the six- month postponement period prior to the payment, the amount of the payment deferred on account of Section 409A of the Code shall be paid to the personal representative of the Executive’s estate within 30 days after the date of the Executive’s death. For purposes of this Section 5, the Executive shall be a “specified Executive” for the 12-month period beginning on the first day of the fourth month following each “Identification Date” if he is a “key Executive” (as defined in Section 416(i) of the Code without regard to Section 416(i)(5) thereof) of the Company at any time during the 12-month period ending on the “Identification Date.” For purposes of the foregoing, the Identification Date shall be December 31. (h) To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that no payments due under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code. (i) In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Executive by Section 409A or damages for failing to comply with Section 409A. Section 6. Section 280G Limitation. If any payment(s) or benefit(s) Executive would receive pursuant to this Agreement and/or pursuant to any other agreement or arrangement would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code, (b) but for this Section 5, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), and (c) if the net-after tax amount (taking into account all applicable taxes payable by Executive, including any Excise Tax) that Executive would receive with respect to such payments or benefits does not exceed the Reduced Amount, then such payment(s) or benefit(s) (collectively, “Payments”) shall be reduced to the Reduced Amount. The “Reduced Amount” shall be the largest portion of the Payments that can be paid or provided without causing any portion of the Payments being subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payments equal the Reduced Amount, reduction shall occur in the following order: (i) first, any base salary severance payments; (ii) second, any other cash payments due under any other agreement between the Company and Executive; (iii) third, cancellation of the acceleration of vesting of any stock options; (iv) fourth, cancellation of the acceleration of vesting of any restricted stock and restricted stock units; and (v) lastly, other non-cash forms of benefits. Calculations of the foregoing will be performed at the expense of the Company by an accounting firm selected by the Company. The determinations of such accounting firm shall be final, binding and conclusive upon the Company and Executive. Section 7. Severance Plan. For the avoidance of doubt, Executive’s severance rights arise solely under this Agreement. Executive is not a “Participant” in Lisata Therapeutics, Inc. Severance Plan, effective June 10, 2025 (the “Severance Plan”) and is not entitled to any benefits under the Severance Plan. Section 8. Binding Agreement; No Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, Executive and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to Executive and may not be assigned by Executive. This Agreement may not be assigned by the Company except in connection with a sale of all or substantially all of its assets or a merger or consolidation of the Company, and the acquiring Company or entity expressly assumes this Agreement. Any attempted assignment in violation of this Section 8 shall be null and void. Section 9. Governing Law; Consent to Jurisdiction. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New Jersey. In addition, Executive and the Company irrevocably submit to the exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court sitting in New Jersey for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on Executive or the Company anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Executive and the Company irrevocably consent to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. In any such action or proceeding, the court shall have the authority to award reasonable costs, expenses, and attorneys’ fees to the party that substantially prevails. Section 10. Entire Agreement; Amendments. This Agreement embodies the entire agreement between Executive and the Company with respect to the subject matter hereof and may only be amended or otherwise modified by a writing executed by all of the parties hereto. This Agreement supersedes all prior agreements and understandings, written or verbal, between Executive and the Company regarding the terms and conditions of the subject matter hereof, including the Prior Agreements. Section 11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Section 12. Severability. If any provision, section or paragraph, or specific term contained therein, of this Agreement or the application thereof is determined by a court to be illegal, invalid or unenforceable, that provision, section, paragraph or term shall not be a part of this Agreement, and the legality, validity and enforceability of remaining provisions, sections and paragraphs, and all other terms therein, of this Agreement shall not be affected thereby. [Signature Page Follows]

LISATA THERAPEUTICS, INC. By: /s/ David J. Mazzo Name: David J. Mazzo, Ph.D. President and Chief Executive Officer Agreed to and Accepted: /s/ Tariq Imam Date: June 10, 2025